UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

901 – 360 Bay Street, Toronto, ON, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 489-0093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2010 Striker Energy Corp.’s wholly owned subsidiary PediatRx Inc. (“PediatRx”) entered into a consulting agreement with Dr. Cameron Durrant, President and Chief Executive Officer of PediatRx. Previously, on July 1, 2010, Dr. Durrant has agreed to be, and was appointed as, President and Chief Executive Officer of PediatRx. Pursuant to the consulting agreement entered into on September 24, 2010, retroactive to July 1, 2010, Dr. Durrant has agreed to provide consulting services consistent with the role such as overseeing the corporate affairs of PediatRx, providing executive management and strategic advice to the board of directors and assisting in the hiring of professional staff, qualified contractors and employees. In consideration for his services, PediatRx agreed to pay him $250,000 per annum plus certain expenses.

Subject to certain conditions, or renewal, the term of the agreement is one year, expiring on July 1, 2011.

Please also see the disclosure under Item 2.03 of this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On September 24, 2010, Striker’s consulting agreement with Dr. Cameron Durrant of May 28, 2010 was terminated by the termination agreement effective July 1, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 24, 2010, we accepted a subscription from one non-US investor and issued a promissory note dated September 16, 2010 in the amount of $200,000. The promissory note is payable in full on September 16, 2011, and is to accrue simple interest, calculated monthly in arrears, at a rate of 5% per annum commencing on the date of the promissory note and payable at maturity.

Under the terms of the promissory note, if principal is not paid when due, we have agreed to pay all collection costs including, legal fees, and certain expenses incurred by the lender.

We may prepay all or any portion of the principal sum without prior notice to, or the consent of, the lender, at any time during the term of the promissory note provided that (i) we are not in default at the time of prepayment, (ii) if the prepayment occurs at any time prior to the first day of the sixth calendar month following the date of the promissory note, we must pay, in lieu of actual interest accrued, an amount equal to the interest that would have accrued on the amount of the principal sum prepaid if the same had been outstanding for six months; and (iii) if the prepayment occurs at any time after the first day of the sixth calendar month following the date of the promissory note, we must pay all interest that has actually accrued on the amount of the principal sum that is prepaid.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
10.1	Consulting Agreement effective July 1, 2010 with Cameron Durrant
10.2	Form of Private Placement Subscription Agreement
10.3	Form of promissory note dated September 16, 2010
10.4	Termination Agreement effective July 1, 2010 with Cameron Durrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, Secretary, Treasurer and Director

Date September 28, 2010